Exhibit 23.2

KPMG LLP

Suite 1400
2323 Ross Avenue
Dallas, TX 75201-2721

Consent of Independent Registered Public Accounting Firm

We consent to the use of our report dated February 24, 2023, with respect to the consolidated financial statements of Spectral MD Holdings, Ltd., included herein, and to the reference to our firm under the heading "Experts" in the prospectus.

Dallas, Texas
January 2, 2024